                                                                   EXHIBIT 10.25

                             STOCKHOLDERS AGREEMENT

                                   dated as of

                                  May 22, 1996

                                      among

                      DLJ MERCHANT BANKING PARTNERS, L.P.,

                        DLJ INTERNATIONAL PARTNERS, C.V.,

                          DLJ OFFSHORE PARTNERS, C.V.,

                       DLJ MERCHANT BANKING FUNDING, INC.,

                             DLJ CAPITAL CORPORATION

                             SPROUT GROWTH II, L.P.,

                            SPROUT CAPITAL VII, L.P.,

                              SPROUT CEO FUND L.P.

                                DAVID H. IRELAND

                                 SCOTTY R. NEAL

                              ROBERT FREIBURGHOUSE

                                       and

                             COMMVAULT SYSTEMS, INC.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE 1
                                   DEFINITIONS

1.1  Definitions.........................................................     1

                                    ARTICLE 2
                            RESTRICTIONS ON TRANSFER

2.1  General.............................................................     6
2.2  Legend on Stock.....................................................     7
2.3  Permitted Transferees...............................................     8

                                    ARTICLE 3
          RIGHTS OF FIRST REFUSAL; TAG ALONG RIGHTS; PREEMPTIVE RIGHTS;
                         DRAG ALONG RIGHTS; TERMINATION

3.1  Right of First Refusal; Tag Along Rights............................     8
3.2  Preemptive Rights...................................................    11
3.3  Right to Compel Participation in Certain Transfers..................    11
3.4  Improper Transfer...................................................    12
3.5  Termination of Agreement............................................    13

                                    ARTICLE 4
                               REGISTRATION RIGHTS

4.1  Demand Registration.................................................    13
4.2  Incidental Registration.............................................    14
4.3  Holdback Agreements.................................................    16
4.4  Registration Procedures.............................................    16
4.5  Indemnification by the Issuer.......................................    18
4.6  Indemnification by Participating Stockholders.......................    19
4.7  Conduct of Indemnification Proceedings..............................    19
4.8  Contribution........................................................    20
4.9  Participation in Public Offering....................................    21

                                    ARTICLE 5
                        CERTAIN COVENANTS AND AGREEMENTS

5.1  Confidentiality.....................................................    21
5.2  New Stockholders....................................................    22

                                    ARTICLE 6
                                  MISCELLANEOUS

6.1  Entire Agreement....................................................    22
6.2  Binding Effect; Benefit.............................................    22

6.3  Assignability.......................................................    23
6.4  Amendment; Waiver; Termination......................................    23
6.5  Exclusive Financial Advisor and Investment Banking Advisor..........    23
6.6  Notices.............................................................    23
6.7  Headings............................................................    24
6.8  Counterparts........................................................    24
6.9  Applicable Law......................................................    25
6.10 Specific Enforcement................................................    25
6.11 Consent to Jurisdiction.............................................    25

                             STOCKHOLDERS AGREEMENT

     STOCKHOLDERS AGREEMENT (this "AGREEMENT") dated as of May 22, 1996 among DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., DLJ Capital Corporation, Sprout Growth II, L.P., Sprout Capital VII, L.P., Sprout CEO Fund L.P. (each of the foregoing, a "DLJ ENTITY," and collectively, the "DLJ ENTITIES"), David H. Ireland ("IRELAND"), Scotty R. Neal ("NEAL"), Robert Freiburghouse ("FREIBURGHOUSE") and CommVault Systems. Inc. (the "ISSUER," formerly CV Systems, Inc.).

                                   WITNESSETH:

     WHEREAS, pursuant to the Asset Purchase Agreement dated as of May 22, 1996 (the "ASSET PURCHASE AGREEMENT") between the Issuer and Lucent Technologies Inc., certain of the parties hereto, concurrently with the execution of this Agreement, are acquiring stock of the Issuer; and

     WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations after consummation of the transactions contemplated by the Asset Purchase Agreement;

     The parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     1.1 Definitions. (a) The following terms, as used herein, have the following meanings:

     "ADVERSE PERSON" means any person that is an actual competitor or reasonably potential competitor of the Issuer or whose interest is otherwise materially adverse to the Issuer.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, provided that no stockholder of the Issuer shall be deemed an Affiliate of any other stockholder solely by reason of any investment in the Issuer. For the purpose of this definition, the term "CONTROL" (including with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock or by contract or otherwise.

     "AFFILIATED EMPLOYEE BENEFIT TRUST" means any trust that is a successor to the assets held by a trust established under an employee benefit plan subject to ERISA or any other trust established directly or indirectly under such plan or any other such plan having the same sponsor.

     "ALLOWABLE TRANSFER AMOUNT" shall mean, as to each member of Management, at any time in any given calendar year, that number of shares of Fully Diluted Common Stock equal to (i) (a) the aggregate Initial Ownership Position of the DLJ Entities, minus (b) the aggregate number of Shares of Fully Diluted Common Stock owned by the DLJ Entities at such time, divided by (ii) the aggregate Initial Ownership Position of the DLJ Entities, multiplied by (iii) the number of shares of Fully Diluted Common Stock owned by such individual at such time.

     "BENCHMARK SHARES" means shares of Fully Diluted Common Stock sold or proposed to be sold by the DLJ Entities (other than to their Permitted Transferees) subsequent to the Closing Date until the aggregate number of shares of Fully Diluted Common Stock so sold or proposed to be sold by the DLJ Entities (other than as aforesaid) equals 70% of the aggregate Initial Ownership Position of the DLJ Entities (taking into account any stock dividend, stock split or reverse stock split on or subsequent to the Closing Date).

     "BOARD" means the board of directors of the Issuer.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Issuer.

     "EMPLOYMENT AGREEMENTS" means the Employment Agreements between the Issuer and each of Neal and Ireland dated the date hereof.

     "EQUITY STOCK" means Common Stock, stock convertible into or exchangeable for Common Stock and options, warrants or other rights to acquire Common Stock.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE ACT" means the Stock Exchange Act of 1934, as amended.

     "FULLY DILUTED" means, with respect to Common Stock and without duplication, all outstanding shares and all shares issuable in respect of stock convertible into or exchangeable for Common Stock, stock appreciation rights or options, warrants and other irrevocable rights to purchase or subscribe for Common Stock or stock convertible into or exchangeable for Common Stock and any Person shall be deemed to own such number of Fully Diluted shares of Common Stock as such Person beneficially owns or has the right to acquire from any other Person (including the Issuer).

     "INITIAL OWNERSHIP POSITION" means (i) the number of Fully Diluted shares of Common Stock held by the DLJ Entities on the date hereof, plus (ii) the number of Fully Diluted shares of Common Stock acquired by the DLJ Entities subsequent to the date hereof.

     "INITIAL PUBLIC OFFERING" means the initial sale after the date hereof of Common Stock pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-8 or any successor form).

     "MANAGEMENT" means Neal, Ireland, Freiburghouse (and any other Person deemed by the Board of Directors to be a key executive) and their Permitted Transferees.

     "OTHER STOCKHOLDERS" means all Stockholders other than any DLJ Entity, and their respective Permitted Transferees.

     "OPTION AGREEMENTS" means the agreements between the Issuer and each holder of options to acquire Common Stock of the Issuer.

     "PERCENTAGE OWNERSHIP" means, with respect to any Stockholder or any group of Stockholders at any time, (i) the number of shares of Fully Diluted Common Stock that such Stockholder or group of Stockholders owns at such time, divided by (ii) the total number of shares of Fully Diluted Common Stock at such time.

     "Permitted Transferee" means:

          (i) in the case of any DLJ Entity, (A) any other DLJ Entity, (B) any general or limited partner of any such entity (a "DLJ PARTNER"), and any corporation, partnership, Affiliated Employee Benefit Trust or other entity which is an Affiliate of any DLJ Partner (collectively, the "DLJ AFFILIATES"), (C) any managing director, general partner, director, limited partner, officer or employee of such DLJ Entity or a DLJ Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing Persons referred to in this clause
     (C) (collectively, "DLJ ASSOCIATES"), (D) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only such DLJ Entity, DLJ Affiliates, DLJ Associates, their spouses or their lineal descendants and (E) a voting trustee for one or more DLJ Entities, DLJ Affiliates or DLJ Associates under the terms of a voting trust designed to conform with the requirements of the Insurance Law of the State of New York; and

          (ii) in the case of any Other Stockholder, (A) the Issuer, (B) (x) such Stockholder's spouse or (y) such Stockholder's siblings or lineal descendants, so long as such Stockholder retains the right to vote such Stock, (C) a Person who acquires Stock from any such Stockholder pursuant to a will or the laws of descent and distribution, (D) any trust the beneficiaries of which consist only of such Stockholders and/or such Stockholder's spouse, siblings and lineal descendants, and (E) any DLJ Entity.

     "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PIGGYBACK STOCKHOLDER" means: (a) if the DLJ Entities collectively hold greater than or equal to 30% of the Initial Ownership Position, the DLJ Entities, and (b) if the DLJ Entities collectively hold less than 30% of the Initial Ownership Position, the DLJ Entities and the Other Stockholders.

     "PREFERRED STOCK" means the Series A Preferred Stock, par value $.01 per share, of the Issuer.

     "REGISTRABLE STOCK" means any shares of Common Stock until (i) a registration statement covering such shares of Common Stock has been declared effective by the SEC and such shares have been disposed of pursuant to such effective registration statement, (ii) such shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or such shares may be sold pursuant to Rule 144(k) or (iii) such shares are otherwise transferred, the Issuer has delivered a new certificate or other evidence of ownership for such shares not bearing the legend required pursuant to this Agreement and such shares may be resold without subsequent registration under the Securities Act.

     "REGISTRATION EXPENSES" means (i) all registration and filing fees, (ii) fees and expenses of compliance with stock or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Stock), (iii) printing expenses, (iv) internal expenses of the Issuer (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for the Issuer and customary fees and expenses for independent certified public accountants retained by the Issuer (including expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 4.4(h) hereof), (vi) the reasonable fees and expenses of any special experts retained by the Issuer in connection with such registration, (vii) reasonable fees and expenses of one counsel for the Stockholders participating in the offering, selected by the DLJ Entities, in the case of an offering in which any of the DLJ Entities participate, or selected by Management in any other case involving exercise of registration rights under Sections 4.1 or 4.2, (viii) fees and expenses in connection with any review of underwriting arrangements by the National Association of Stock Dealers, Inc. (the "NASD") including fees and expenses of any "QUALIFIED INDEPENDENT UNDERWRITER" and (ix) fees and disbursements of underwriters customarily paid by issuers or sellers of stock, but shall not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Stock, or any out-of-pocket expenses (except as set forth in clause (vii) above) of the Stockholders or any fees and expenses of underwriter's counsel.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "STOCK" means shares of Common Stock, Preferred Stock and other voting stock of the Issuer held by the stockholders.

     "STOCKHOLDER" means each Person (other than the Issuer) who shall be a party to this Agreement, whether in connection with the execution and delivery hereof as of the date hereof, pursuant to Section 6.3 or otherwise, so long as such Person shall "BENEFICIALLY OWN" (as such term is defined in Rule 13d-3 under the Exchange Act) any Stock.

     "SUBSIDIARY" means, with respect to any Person, any entity of which stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "THIRD PARTY" means a prospective purchaser of shares in an arm's-length transaction from a Stockholder where such purchaser is not a Permitted Transferee of such Stockholder.

     "TRANSACTION DOCUMENTS" means this Agreement, the Employment Agreements and the Option Agreements.

     "UNDERWRITTEN PUBLIC OFFERING" means an underwritten public offering of Registrable Stock of the Issuer pursuant to an effective registration statement under the Securities Act.

     (b) The term "DLJ ENTITIES," to the extent such entities shall have transferred any of their Stock to "Permitted Transferees," shall mean the DLJ Entities and the Permitted Transferees of the DLJ Entities, taken together, and any right or action that may be taken at the election of the DLJ Entities may be taken at the election of the DLJ Entities, and such Permitted Transferees.

     (c) The term "OTHER STOCKHOLDERS," to the extent such stockholders shall have transferred any of their Stock to "Permitted Transferees," shall mean the Other Stockholders and the Permitted Transferees of the Other Stockholders, as the case may be, and any right or action that may be taken at the election of the Other Stockholders may be taken at the election of the Other Stockholders and the Permitted Transferees of the Other Stockholders, as the case may be.

     (d) Each of the following terms is defined in the Section set forth opposite such term:

Term                                Section
----                                -------
Aggregate Tag Amount              3.1(g)(i)
Confidential Information          5.1(b)
control                           1.1(a)
Demand Registration               4.1(a)
DLJ Affiliate                     1.1(a)
DLJ Associates                    1.1(a)
DLJ Entity                        1.1(b)
DLJ Partner                       1.1(a)
DLJSC                             6.5
Holders                           4.1(a)(ii)
Incidental Registration           4.2(a)
Indemnified Party                 4.7
Indemnifying Party                4.7
Inspectors                        4.4(g)
Maximum Offering Size             4.1(d)
NASD                              1.1(a)
Other Stockholder                 1.1(c)
Private Transaction               2.1(b)

Records                           4.4(g)
Representatives                   5.1(b)
Restriction Termination Date      2.1(a)
Section 2.1(c) Termination Date   2.1(c)
Section 3.1 Offer                 3.1(a)
Section 3.1 Offer Notice          3.1(a)
Section 3.1 Offer Price           3.1(a)
Section 3.2 Notice                3.2
Section 3.3 Agreement             3.3(a)
Section 3.3 Notice                3.3(a)
Section 3.3 Notice Period         3.3(a)
Section 3.3 Sale                  3.3(a)
Section 3.3 Sale Price            3.3(a)
Selling Party                     3.1(a)
Selling Stockholder               4.1(a)
Tag Along Notice Period           3.1(g)(i)
Tag Along Right                   3.1(g)(i)
Tag Along Sale                    3.1(g)(i)
Tag Along Seller                  3.1(g)(i)
Tagging Person                    3.1(g)(i)
transfer                          2.1(a)

     (e) Capitalized terms used herein and not otherwise defined herein shall have the meanings herein that are assigned to such terms in the Asset Purchase Agreement.

                                   ARTICLE 2
                            RESTRICTIONS ON TRANSFER

     2.1 General. (a) Until the earlier of (i) the fifth anniversary of the date of this Agreement and (ii) the second anniversary of the consummation of an Initial Public Offering (the earlier of such dates, the "RESTRICTION TERMINATION DATE"), no Stockholder may, directly or indirectly, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of ("TRANSFER") any Stock (or solicit any offers to buy or otherwise acquire, or to take a pledge of, any of its Stock) except transfers permitted by Section 2.3.

     (b) From and after the Restriction Termination Date, no Stockholder may transfer any Stock (or solicit any offers to buy or otherwise acquire, or to take a pledge of, any Stock) except for, subject to Section 2.1(c): (i) transfers permitted by Section 2.3, (ii) transfers in a bona fide Underwritten Public Offering upon exercise of registration rights pursuant to Article 4,
(iii) transfers pursuant to Rule 144 (or any successor provisions under the Securities Act), (iv) in the case of any DLJ Entity and subject to Section 3.1, transfers to any other Person in any Private Transaction (as defined below), provided that no Stock may be transferred pursuant to this clause (iv) to any Person unless such Person shall have agreed in writing to be bound by the terms of this Agreement applicable to such Stockholder, (v) in the case of any Management, subject to Section 3.1, transfers of shares of Stock and to any other Person in any Private Transaction, provided that no Stock may be transferred to any Person pursuant to this clause (v) unless such

Person shall have agreed in writing to be bound by the terms of this Agreement applicable to such Stockholder and (vi) in the case of any Other Stockholders, transfers pursuant to Section 3.3 hereby. As used herein, "PRIVATE TRANSACTION" means any transfer not covered by clause (i), (ii), (iii) or (vi) above.

     (c) Notwithstanding anything else contained herein, except pursuant to
Section 2.3 or 3.3, no transfer of any shares of Common Stock may be made by a member of Management at any time to the extent that the number of shares then sought to be transferred by such member of Management, as the case may be, would exceed the Allowable Transfer Amount applicable to such individual at such time. From and after the Section 2.1(c) Termination Date (as defined below), (x) the restriction contained in the preceding sentence shall terminate as to transfers pursuant to Section 2.1(b)(ii) and 2.1(b)(iii), and (y) transfers of shares of Common Stock may be made by Management pursuant to Section 2.1(b)(ii) or 2.1(b)(iii) without regard to the Allowable Transfer Amount but only to the extent such transfers are otherwise in accordance with the provisions of Articles 2 and 3. Such time as the aggregate number of shares of Fully Diluted Common Stock held by the DLJ Entities is less than 10% of the aggregate number of shares of Fully Diluted Common Stock held by the DLJ Entities on the date hereof (determined taking into account any adjustments in accordance with the terms of the applicable stock) is referred to as the "SECTION 2.1(C) TERMINATION DATE."

     (d) No Stockholder may transfer any Stock at any time except in compliance with applicable federal or state securities laws.

     (e) Notwithstanding anything else contained herein, prior to making any transfer of Stock, a Stockholder shall give at least 30 days notice to the Board. The Board shall have the right to prevent the transfer of any Stock to any person that the Board determines, in its sole discretion, is an Adverse Person. The Board shall be required to notify such Stockholder within 30 days after receipt of a notice of transfer from such Stockholder that a proposed transferee is an Adverse Person.

     2.2 Legend on Stock. (a) In addition to any other legend that may be required, each certificate for Stock that is issued to any Stockholder shall bear a legend in substantially the following form:

               "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF MAY 22, 1996, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM COMMVAULT SYSTEMS, INC. AND ANY SUCCESSOR THERETO."

     (b) If any shares of Stock shall cease to be Registrable Stock, the Issuer shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such shares without the first sentence of the legend required by Section 2.2(a) endorsed thereon. If any Stock cease to be subject to any and all restrictions on transfer set forth in this Agreement, the Issuer shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Stock without the second sentence of the legend required by Section 2.2(a) endorsed thereon.

     2.3 Permitted Transferees. Notwithstanding anything in this Agreement to the contrary, any Stockholder may at any time transfer any or all of its Stock to one or more of its Permitted Transferees without the consent of the Board or any other Stockholder or group of Stockholders and without compliance with
Section 3.1 so long as (a) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement, (b) the transfer to such Permitted Transferee is not in violation of applicable federal or state securities laws and (c) such Permitted Transferee is not an Adverse Party.

                                    ARTICLE 3
          RIGHTS OF FIRST REFUSAL; TAG ALONG RIGHTS; PREEMPTIVE RIGHTS;
                         DRAG ALONG RIGHTS; TERMINATION

     3.1 Right of First Refusal; Tag Along Rights. (a) Subject to the provisions of Section 3.1(g), if any Other Stockholder receives from or otherwise negotiates with a Third Party in a Private Transaction an offer to purchase for cash (or, subject to clause (f) non-cash consideration) any or all of the Stock owned or held by such Other Stockholder that is otherwise permitted under this Agreement (including, without limitation, Section 3.1 hereof) (a "SECTION 3.1 OFFER") and such Other Stockholder (a "SELLING PARTY") intends to pursue such sale of such Stock to such Third Party in such Private Transaction, such Selling Party shall provide the Issuer and each DLJ Entity written notice of such
Section 3.1 Offer (a "SECTION 3.1 OFFER NOTICE"). The Section 3.1 Offer Notice shall identify the number and type of Stock subject to the Section 3.1 Offer, the cash price at which a sale is proposed to be made (the "SECTION 3.1 OFFER PRICE") and all other material terms and conditions of the Section 3.1 Offer.

     (b) Subject to the provisions of Section 3.1(g), the receipt of a Section
3.1 Offer Notice by the Issuer and each DLJ Entity from any Selling Party shall constitute an offer by such Selling Party to sell, to the Issuer and each DLJ Entity, for cash (or, subject to clause (f), non-cash consideration) in whole and not in part, with the Issuer having priority with respect to the acceptance of the Section 3.1 Offer. If the Issuer does not accept the offer, in whole and not in part, in accordance herewith, then such offer may be accepted, in whole and not in part, at the Section 3.1 Offer Price by the DLJ Entities on a pro rata basis based on each DLJ Entity's Percentage Ownership (unless the DLJ Entities shall agree to another allocation resulting in acceptance of the
Section 3.1 Offer with respect to all Stock subject to the Section 3.1 Offer); provided that in the event there is an undersubscription by the DLJ Entities at the end of the 30-day period referred to below, the unsubscribed Stock shall be apportioned among those DLJ Entities whose written notice of acceptance referred to below specified a number of additional shares such DLJ Entity would like to purchase pursuant to this Section 3.1, which apportionment shall be on a pro rata basis among such DLJ Entities in accordance with such DLJ Entity's Percentage Ownership. Such offer shall be irrevocable for 30 days after receipt of such Section 3.1 Offer Notice by the Issuer and each DLJ Entity (and, if not accepted in accordance with the terms hereof, shall expire at the completion of such 30-day period). During such 30-day period, subject to the Issuer's priority right of exercise as set forth above, each DLJ Entity shall have the right to accept such offer (as provided above). The Section 3.1 Offer may be accepted by giving a written irrevocable notice of acceptance to such Selling Party prior to the expiration of such 30-day period.

     (c) The Issuer or the DLJ Entity(ies), as the case may be, shall purchase for cash (or, subject to clause (f), non-cash consideration) at the Section 3.1 Offer Price and pay for all Stock set forth in the Section 3.1 Offer Notice within a 20-day period following acceptance of the Section 3.1 Offer; provided that if the purchase and sale of such Stock is subject to expiration of any applicable statutory waiting period, the time period during which such purchase and sale may be consummated shall be extended until the expiration of five Business Days after such waiting period shall have expired; provided further that such time period shall not exceed 60 days without the written consent of the Selling Party.

     (d) Upon the rejection or expiration of the Section 3.1 Offer by the Issuer and the DLJ Entities or the failure to obtain any required consent for the purchase of the Stock subject thereto within 60 days, there shall commence a 90-day period during which the Selling Party shall have the right, subject to
Section 3.1(g), to consummate the sale to the Third Party making the Section 3.1 Offer of all but not less than all of the Stock subject to the Section 3.1 Offer at a price not less than the Section 3.1 Offer Price; provided that (i) such Third Party shall have agreed in writing to be bound by the terms of this Agreement and (ii) the transfer to such Third Party is not in violation of applicable federal or state or foreign securities laws. Notwithstanding the foregoing, if the purchase and sale of such Stock is subject to any prior regulatory approval, the time period during which such purchase and sale may be consummated shall be extended until the expiration of five Business Days after all such approvals shall have been received but in no event shall such time period exceed 120 days without the consent of the Issuer. If such Selling Party does not consummate the sale of any Stock subject to the Section 3.1 Offer in accordance with the time limitations set forth above, such Selling Party may not sell any Stock without repeating the foregoing procedures.

     (e) Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 3.1 will not be applicable to transfers made pursuant to and in compliance with Section 2.3, Section 3.3 or Article 4.

     (f) A Stockholder may transfer Stock in accordance with the foregoing provisions of this Section 3.1 for consideration other than cash only if such Other Stockholder has first obtained and delivered to each DLJ Entity and the Issuer an opinion of an investment banking firm of national standing indicating that the fair market value of the non-cash consideration that such Stockholder proposes to accept as consideration for such Stock, together with any cash consideration, is at least equal to the Section 3.1 Offer Price.

     (g) (i) In the event of any proposed transfer by one or more DLJ Entities (each a "TAG ALONG SELLER") of a total of 25% or more of the aggregate Initial Ownership Position of the DLJ Entities in a Private Transaction permitted by
Section 2.1(b)(iv) (a "TAG ALONG SALE"), the Other Stockholders may, at their option, elect to exercise their rights under this Section 3.1(g). Such electing Other Stockholders (each of such Other Stockholders, a "TAGGING PERSON") shall have the right (a "TAG ALONG RIGHT"), exercisable by written notice given to the Tag Along Seller within 45 days after receipt of the Section 3.1 Offer Notice (the "TAG ALONG NOTICE PERIOD"), to request the Tag Along Seller to include in the proposed transfer to the Third Party the number of shares of Common Stock or Stock convertible into shares of Common Stock held by such Tagging Person as is specified in such notice; provided that (x) the Tag Along Seller shall be required only to include in the proposed transfer a number (the "AGGREGATE TAG AMOUNT") of shares of Common Stock or Stock convertible into Common Stock held by such Tagging Persons equal to not more than the number of shares of Common Stock proposed to be sold by the Tag Along Seller to such Third Party in such transaction multiplied by a fraction, the numerator of which is the number of shares of Fully Diluted Common Stock owned by all such Tagging Persons immediately prior to the Tag Along Sale, and the denominator of which is the total number of shares of Fully Diluted Common Stock immediately prior to the Tag Along Sale and (y) if the aggregate number of shares of Common Stock proposed to be sold (and in fact sold) by all Tagging Persons in such transaction exceeds the Aggregate Tag Amount, the Aggregate Tag Amount of shares permitted to be sold shall be allocated among all Tagging Persons pro rata based on Percentage Ownership. If the Other Stockholders exercise their Tag Along Right hereunder, each Tagging Person shall deliver to the Tag Along Seller the certificate or certificates representing the Stock of such Tagging Person to be included in the transfer, together with a limited power-of-attorney authorizing the Tag Along Seller to transfer such Stock on the terms set forth in the
Section 3.1 Offer Notice. Delivery of such certificate or certificates representing the Stock to be transferred and the limited power-of-attorney authorizing the Tag Along Seller to transfer such Stock shall constitute an irrevocable acceptance of the Tag Along Sale, subject to the terms of this
Section 3.1(g), by such Tagging Persons and the Tag Along Seller. If, at the end of a 120-day period after such delivery, the Tag Along Seller has not completed the transfer of all such Stock, the Tag Along Seller shall return to each Tagging Person the limited power-of-attorney (and all copies thereof) together with all certificates representing the Stock which such Tagging Person delivered for transfer but not sold pursuant to this Section 3.1(g), and the DLJ Entities may not effect another Tag Along Sale without repeating the foregoing procedures.

     (ii) The per share consideration to be paid to the Tagging Persons in any Tag Along Sale shall be: (i) in the case of Common Stock proposed to be sold by the Tag Along Seller, the consideration per share of Common Stock for which the transfer by the Tag Along Seller is proposed to be made; or (ii) in the case of Stock that is convertible into Common Stock proposed to be sold by the Tag Along Seller, the consideration set forth in clause (i), multiplied by the number of shares into which such Stock is convertible, plus the amount of cash to be received by the holders of such Stock upon conversion thereof.

     (iii) Concurrently with the consummation of the Tag Along Sale, the Tag Along Seller shall notify the Tagging Persons thereof, shall remit to the Tagging Persons the total consideration for the Stock of the Tagging Persons transferred pursuant thereto (computed pursuant to Section 3.1(g)(ii)), and shall, promptly after the consummation of such Tag Along Sale furnish such other evidence of the completion and time of completion of such transfer and the terms thereof as may be reasonably requested by the Tagging Persons.

     (iv) If at the termination of the Tag Along Notice Period any Tagging Person shall not have elected to participate in the Tag Along Sale, such Tagging Person will be deemed to have waived its rights under this Section 3.1(g) with respect to the transfer of its Stock pursuant to such Tag Along Sale.

     (v) In any Tag Along Sale in which any of the Other Stockholders have exercised their Tag Along Right, the right of any party pursuant to Section 3.1(b) to accept the offer referred to therein shall be deemed to have terminated. If the Other Stockholders elect not to exercise their Tag Along Right in any Tag Along Sale and elect to accept the offer referred to in Section 3.1(b), no other Person may exercise any Tag Along Right under this Section 3.1(g).

     3.2 Preemptive Rights. For so long as any shares of Preferred Stock remain outstanding, the Issuer shall provide each DLJ Entity with a written notice (a "SECTION 3.2 NOTICE") of any proposed issuance by the Issuer of Equity Stock at least 60 days prior to the proposed issuance date. Such notice shall specify the price at which the Equity Stock is to be issued and the other material terms of the issuance. Each DLJ Entity shall be entitled to purchase, at the price and on the terms specified in such Section 3.2 Notice, the Equity Stock proposed to be issued on a pro rata basis based upon such DLJ Entity's Percentage Ownership. A DLJ Entity may exercise its rights under this Section 3.2 by delivering written notice of its election to purchase Equity Stock to the Issuer within 30 days of receipt of the Section 3.2 Notice. Each DLJ Entity shall deliver a copy of any such written notice to the Issuer at least five Business Days prior to the expiration of such 30-day period. A delivery of such a written notice (which notice shall specify the number of shares (or amount) of Equity Stock to be purchased by the DLJ Entity submitting such notice) by a DLJ Entity shall constitute a binding agreement of such DLJ Entity to purchase, at the price and on the terms specified in the Section 3.2 Notice, the number of shares (or amount) of Equity Stock specified in such DLJ Entity's written notice. In the case of any issuance of Equity Stock, the Issuer shall have 90 days from the date of the Section 3.2 Notice to consummate the proposed issuance of any or all of such Equity Stock which the DLJ Entities have not elected to purchase at the price and upon terms that are not materially less favorable to the Issuer than those specified in the Section 3.2 Notice. At the consummation of such issuance, the Issuer shall issue certificates representing the Equity Stock to be purchased by each DLJ Entity exercising preemptive rights pursuant to this
Section 3.2 registered in the name of such DLJ Entity, against payment by such DLJ Entity of the purchase price for such Equity Stock. If the Issuer proposes to issue Equity Stock after such 90-day period, it shall again comply with the procedures set forth in this Section. Notwithstanding the foregoing, no DLJ Entity shall be entitled to purchase Equity Stock as contemplated by this
Section 3.2 in connection with issuances of Equity Stock (i) to employees of the Issuer or any Subsidiary of the Issuer pursuant to employee benefit plans or arrangements approved by the Board (including upon the exercise of employee stock options), (ii) in connection with any bona fide, arm's-length direct or indirect merger, acquisition or similar transaction, or (iii) upon the conversion of any shares of Preferred Stock into Common Stock. The Issuer shall not be under any obligation to consummate any proposed issuance of Equity Stock, regardless of whether it shall have delivered a Section 3.2 Notice in respect of such proposed issuance. Unless earlier terminated pursuant to the terms of this
Section 3.2, the provisions of this Section 3.2 shall terminate upon the consummation of an Initial Public Offering.

     3.3 Right to Compel Participation in Certain Transfers. (a) If the DLJ Entities should propose to transfer more than 25% of the aggregate Initial Ownership Position of the DLJ Entities to any Third Party (a "SECTION 3.3 SALE"), the DLJ Entities may, at their option, require all but not less than all the Other Stockholders to participate in such transfer. The DLJ Entities shall provide written notice of such Section 3.3 Sale to the Other Stockholders (a "SECTION 3.3 NOTICE") and a copy of the agreement pursuant to which such shares are proposed to be transferred (the "SECTION 3.3 AGREEMENT"). The Section 3.3 Notice shall identify the transferee, the number of shares of Common Stock subject to the Section 3.3 Sale, the consideration per share of Common Stock for which a transfer is proposed to be made (the "SECTION
3.3 SALE PRICE") and all other material terms and conditions of the Section 3.3 Sale. Each Other Stockholder shall be required to participate in the Section 3.3 Sale on the terms and conditions set forth in the Section 3.3 Notice and to tender all its shares of Common Stock, and Stock convertible into Common Stock as set forth below. The price of such transfer shall be the Section 3.3 Sale Price in the case of shares of Common Stock, and in the case of Stock convertible into Common Stock shall be the Section 3.3 Sale Price multiplied by the number of shares of Common Stock into which such Stock is convertible, plus the amount of cash to be received by the holder(s) of such Stock upon conversion thereof. Within ten Business Days following the date of the Section 3.3 Notice (the "SECTION 3.3 NOTICE PERIOD"), each of the Other Stockholders shall deliver to a representative of the DLJ Entities designated in the Section 3.3 Notice certificates representing all shares of Common Stock held by such Other Stockholder and all Stock convertible into Common Stock held by such Other Shareholder, duly endorsed, together with all other documents required to be executed in connection with such Section 3.3 Sale or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such stock pursuant to this Section 3.3(a) at the closing for such Section 3.3 Sale against delivery to such other Stockholder of the consideration therefor. If an Other Stockholder should fail to deliver such certificates to the DLJ Entities, the Issuer shall cause the books and records of the Issuer to show that such Stock are bound by the provisions of this Section 3.3(a) and that such Stock shall he transferred to the Third Party immediately upon surrender for transfer by the Other Stockholder thereof.

     (b) If, within 120 days after the DLJ Entities give the Section 3.3 Notice, they have not completed the transfer of all the stock subject to the Section 3.3 Sale, the DLJ Entities shall return to each of the Other Stockholders all certificates representing Stock that such Other Stockholder delivered for transfer pursuant hereto, together with any documents in the possession of the DLJ Entities executed by the Other Stockholder in connection with such proposed transfer, and all the restrictions on transfer contained in this Agreement or otherwise applicable at such time with respect to Stock owned by the Other Stockholders shall again be in effect.

     (c) Promptly after the consummation of the transfer of Stock of the DLJ Entities and the Other Stockholders pursuant to this Section 3.3, the DLJ Entities shall give notice thereof to the Other Stockholders, shall remit to each of the Other Stockholders who have surrendered their certificates the total consideration for the shares of Common Stock and Stock convertible into Common Stock transferred pursuant hereto and shall furnish such other evidence of the completion and time of completion of such transfer and the terms thereof as may be reasonably requested by such Other Stockholders.

     3.4 Improper Transfer. Any attempt to transfer any Stock not in compliance with this Agreement shall be null and void and neither the Issuer nor any transfer agent shall give any effect in the Issuer's records to such attempted transfer.

     3.5 Termination of Agreement. This Agreement shall terminate upon the earliest of:

          (i) the tenth anniversary of the date hereof; and

          (ii) such time as the DLJ Entities own less than 5% of the aggregate number of shares of Fully Diluted Common Stock.

                                    ARTICLE 4
                               REGISTRATION RIGHTS

     4.1 Demand Registration. (a) The DLJ Entities may at any time make a written request (such requesting DLJ Entity, a "SELLING STOCKHOLDER") that the Issuer effect the registration under the Securities Act of all or a portion of such Selling Stockholder's Registrable Stock, and specifying the intended method of disposition thereof. The Issuer will promptly give written notice of such requested registration (a "DEMAND REGISTRATION") at least 30 days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the Other Stockholders and thereupon will use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

          (i) the Registrable Stock then held by the Selling Stockholders which the Issuer has been so requested to register by the Selling Stockholders; and

          (ii) subject to Section 4.2, all other Registrable Stock which any Other Stockholder entitled to request the Issuer to effect an Incidental Registration (as such term is defined in Section 4.2) pursuant to Section
     4.2 (all such Stockholders, together with the Selling Stockholders, the "HOLDERS") has requested the Issuer to register by written request received by the Issuer within 15 days after the receipt by such Holders of such written notice given by the Issuer, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Stock so to be registered; provided that, subject to Section 4.1(c) hereof, the Issuer shall not be obligated to effect more than three Demand Registrations for the DLJ Entities collectively pursuant to this Section 4.1 other than any such Demand Registrations effected on Form S-3; and provided further that the Issuer shall not be obligated to effect a Demand Registration unless the Registrable Stock requested to be included in such Demand Registration constitutes at least 25% of the Common Stock then outstanding or to be issued upon conversion of the Preferred Stock. In no event will the Issuer be required to effect more than two Demand Registrations on Form S-3 within any 12 month period.

     Promptly after the expiration of the 15-day period referred to in Section 4.1(a)(ii) hereof, the Issuer will notify all of the Holders to be included in the Demand Registration of the other Holders and the number of shares of Registrable Stock requested to be included therein. The Selling Stockholders requesting a registration under this Section 4.1(a) may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any of the other Holders, by providing a written notice to the Issuer revoking such request, in which case such request, so revoked, shall be considered a Demand Registration unless such revocation arose out of the fault of the Issuer, in which case such request shall not be considered a Demand Registration. Notwithstanding anything contained in this, Agreement to the contrary, nothing herein shall be construed as requiring the Issuer to register any of its stock other than Common Stock.

     (b) The Issuer will pay all Registration Expenses in connection with any Demand Registration.

     (c) A registration requested pursuant to this Section 4.1 shall not be deemed to have been effected unless the registration statement relating thereto
(i) has become effective under the Securities Act and (ii) has remained effective for a period of at least 90 days (or such shorter period in which all Registrable Stock of the Holders included in such registration has actually been sold thereunder); provided that if after any registration statement requested pursuant to this Section 4.1 becomes effective (i) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (ii) less than 75% of the Registrable Stock included in such registration statement has been sold thereunder, such registration statement shall be at the sole expense of the Issuer and shall not be considered a Demand Registration, unless any such interference referred to in clause (i) of this proviso arose out of the fault of the Selling Stockholders, in which case such registration statement shall be considered a Demand Registration.

     (d) If a Demand Registration involves an Underwritten Public Offering and the managing underwriter shall advise the Issuer and the Selling Stockholders that, in its view, (i) the number of shares of Common Stock requested to be included in such registration (including Common Stock which the Issuer proposes to be included which is not Registrable Stock) or (ii) the inclusion of some or all of the Stock owned by the Holders, in either case, exceeds the largest number of Stock which can be sold without having an adverse effect on such offering, including the price at which such Stock can be sold (the "MAXIMUM OFFERING SIZE"), the Issuer will include in such registration, in the priority listed below, up to the Maximum Offering Size:

               (A) first, all Benchmark Shares requested to be registered by the DLJ Entities (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the DLJ Entities on the basis of the relative number of shares of Registrable Stock requested to he included in such registration);

               (B) second, any Common Stock proposed to be registered by the Issuer; and

               (C) third, all Registrable Stock requested to be registered by any Selling Stockholders and any other Holders (allocated, if necessary for the offering not to exceed the Maximum Offering size, pro rata among such Selling Stockholders and other Holders on the basis of the relative number of shares of Registrable Stock (excluding any Benchmark Shares) so requested to be included in such registration).

     4.2 Incidental Registration. (a) If the Issuer proposes to register any of its Common Stock under the Securities Act (other than a registration (A) in connection with an Initial Public Offering, (B) on Form S-8 or S-4 or any successor or similar forms, (C) relating to Common

Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Issuer or (D) in connection with a direct or indirect merger, acquisition or other similar transaction) whether or not for sale for its own account, the Issuer will each such time, subject to the provisions of Section 4.2(b) hereof, give prompt written notice at least 30 days prior to the anticipated filing date of the registration statement relating to such registration to each Piggyback Stockholder, which notice shall set forth such Piggyback Stockholders' rights under this Section 4.2 and shall offer all Piggyback Stockholders the opportunity to include in such registration statement such number of shares of Registrable Stock as each such Piggyback Stockholder may request (an "INCIDENTAL REGISTRATION"). Upon the written request of any such Piggyback Stockholder made within 15 days after the receipt of notice from the Issuer (which request shall specify the number of shares of Registrable Stock intended to be disposed of by such Piggyback Stockholder), the Issuer will use its best efforts to effect the registration under the Securities Act of all Registrable Stock which the Issuer has been so requested to register by such Piggyback Stockholders, to the extent requisite to permit the disposition of the Registrable Stock so to be registered: provided that (i) if such registration involves an Underwritten Public Offering, all such Piggyback Stockholders requesting to be included in the Issuer's registration must sell their Registrable Stock to the underwriters selected as provided in Section 4.4(f) on the same terms and conditions as apply to the Issuer and the selling Piggyback Stockholders and (ii) if, at any time after giving written notice of its intention to register any stock pursuant to this Section 4.2(a) and prior to the effective date of the registration statement filed in connection with such registration, the Issuer shall determine for any reason not to register such stock, the Issuer shall give written notice to all such Piggyback Stockholders and, thereupon, shall be relieved of its obligation to register any Registrable Stock in connection with such registration. No registration effected under this
Section 4.2 shall relieve the Issuer of its obligations to effect a Demand Registration to the extent required by Section 4.1 hereof. The Issuer will pay all Registration Expenses in connection with each registration of Registrable Stock requested pursuant to this Section 4.2.

     (b) If a registration pursuant to this Section 4.2 involves an Underwritten Public Offering (other than in the case of an Underwritten Public Offering requested by any Stockholder in a Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in
Section 4.1(d) shall apply) and the managing underwriter advises the Issuer that, in its view, the number of shares of Common Stock which the Issuer and the selling Piggyback Stockholders intend to include in such registration exceeds the Maximum Offering Size, the Issuer will include in such registration, in the following priority, up to the Maximum Offering Size:

          (i) first, so much of the Common Stock proposed to be registered by the Issuer as would not cause the offering to exceed the Maximum Offering Size;

          (ii) second, all Benchmark Shares requested to be included in such registration statement by any DLJ Entity pursuant to this Section 4.2 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such DLJ Entities on the basis of the relative number of shares of Registrable Stock requested to be so included); and

          (iii) third, all Registrable Stock other than Benchmark Shares requested to be included in such registration by any Piggyback Stockholder pursuant to Section 4.2 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Piggyback Stockholders on the basis of the relative number of shares of Registrable Stock (excluding any Benchmark Shares) so requested to be included in such registration).

     4.3 Holdback Agreements. If any registration of Registrable Stock shall be in connection with an Underwritten Public Offering, each Stockholder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, or any successor provision, under the Securities Act, of any Registrable Stock, and not to effect any such public sale or distribution of any other Common Stock of the Issuer or of any stock convertible into or exchangeable or exercisable for any Common Stock of the Issuer (in each case, other than as part of such Underwritten Public Offering) during the 14 days prior to the effective date of such registration statement (except as part of such registration) or during the period after such effective date that such managing underwriter and the Issuer shall agree (but not to exceed 90 days).

     4.4 Registration Procedures. Whenever Stockholders request that any Registrable Stock be registered pursuant to Section 4.1 or 4.2 hereof, the Issuer will, subject to the provisions of such sections, use its best efforts to effect the registration and the sale of such Registrable Stock in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

     (a) The Issuer will as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Issuer then qualifies or which counsel for the Issuer shall deem appropriate and which form shall be available for the sale of the Registrable Stock to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 90 days (or such shorter period in which all of the Registrable Stock of the Holders included in such registration statement shall have actually been sold thereunder).

     (b) The Issuer will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Stockholder and each underwriter, if any, of the Registrable Stock covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Issuer will furnish to such Stockholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Stock owned by such Stockholder.

     (c) After the filing of the registration statement, the Issuer will promptly notify each Stockholder holding Registrable Stock covered by such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

     (d) The Issuer will use its best efforts to (i) register or qualify the Registrable Stock covered by such registration statement under such other stock or blue sky laws of such jurisdictions in the United States as any Stockholder holding such Registrable Stock reasonably (in light of such Stockholder's intended plan of distribution) requests and (ii) cause such Registrable Stock to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Issuer and do any and all other acts and things that may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition of the Registrable Stock owned by such Stockholder; provided that the Issuer will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

     (e) The Issuer will immediately notify each Stockholder holding such Registrable Stock covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Stockholder and file with the SEC any such supplement or amendment.

     (f) Subject to Section 6.5, the Issuer may select, in its sole discretion, the underwriter or underwriters in connection with any Underwritten Public Offering as it may deem appropriate. Notwithstanding the foregoing, the DLJ Entities will have the right, in their sole discretion, to select the underwriter or underwriters in connection with any underwritten Demand Registration initiated by any of the DLJ Entities pursuant to Section 4.1. Any Affiliate of any of the DLJ Entities may be selected as underwriter for an Underwritten Public Offering. The Issuer will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Stock, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD.

     (g) The Issuer will make available for inspection by any Stockholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Issuer pursuant to this Section 4.4 and any attorney, accountant or other professional retained by any such Stockholder or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Issuer (collectively, the "RECORDS") as shall be reasonably requested by any such Person, and cause the Issuer's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.

     (h) The Issuer will furnish to each such Stockholder and to each such underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Issuer and (ii) a comfort letter or comfort letters from the Issuer's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as a majority of such Stockholders or the managing underwriter therefor reasonably requests.

     (i) The Issuer will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its stockholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of section 11(a) of the Securities Act. The Issuer may require each such Stockholder to promptly furnish in writing to the Issuer such information regarding the distribution of the Registrable Stock as the Issuer may from time to time reasonably request and such other information as may be legally required in connection with such registration.

     Each such Stockholder agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 4.4(e) hereof, such Stockholder will forthwith discontinue disposition of Registrable Stock pursuant to the registration statement covering such Registrable Stock until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.4(e) hereof, and, if so directed by the Issuer, such Stockholder will deliver to the Issuer all copies, other than any permanent file copies then in such Stockholder's possession, of the most recent prospectus covering such Registrable Stock at the time of receipt of such notice. In the event that the Issuer shall give such notice, the Issuer shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 4.4(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 4.4(e) hereof to the date when the Issuer shall make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of Section 4.4(e) hereof.

     4.5 Indemnification by the Issuer. The Issuer agrees to indemnify and hold harmless each Stockholder holding Registrable Stock covered by a registration statement, its officers, directors and agents, and each Person, if any, who controls such Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Stock (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission so made in strict conformity with information furnished in writing to the Issuer by such Stockholder or on such Stockholder's behalf expressly for use therein; provided that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Stock concerned to such Person if it is determined that the Issuer has provided such prospectus and it was the responsibility of such Stockholder to provide such

Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Issuer also agrees to indemnify any underwriters of the Registrable Stock, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Stockholders provided in this Section 4.5.

     4.6 Indemnification by Participating Stockholders. (a) Subject to Section 4.6(b), each Stockholder holding Registrable Stock included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Issuer, its officers, directors and agents and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to such Stockholder, but only (i) with respect to any untrue statement or omission or alleged untrue statement or omission made in strict conformity with information furnished in writing by such Stockholder or on such Stockholder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Stock, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any loss, claim, damage, liability or expense described in Section 4.5 results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Stock concerned to such Person if it is determined that it was the responsibility of such Stockholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Subject to Section 4.6(b), each such Stockholder also agrees to indemnify and hold harmless underwriters of the Registrable Stock, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Issuer provided in this Section 4.6. As a condition to including Registrable Stock in any registration statement filed in accordance with Article 4 hereof, the Issuer may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar stock.

     (b) No Stockholder shall be liable under Section 4.6(a) for any damage thereunder in excess of the net proceeds realized by such Stockholder in the sale of the Registrable Stock of such Stockholder.

     4.7 Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 4, such Person (an "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any and all losses, claims, damages, liabilities and expenses or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

     4.8 Contribution. If the indemnification provided for in this Article 4 is held by a court of competent jurisdiction to be unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Issuer and the Stockholders holding Registrable Stock covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Issuer and such Stockholders on the one hand and the underwriters on the other, from the offering of the Registrable Stock, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Issuer and such Stockholders on the one hand and of such underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Issuer on the one hand and each such Stockholder on the other, in such proportion as is appropriate to reflect the relative fault of the Issuer and of each such Stockholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and such Stockholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Issuer and such Stockholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Issuer and such Stockholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and such

Stockholders or by such underwriters. The relative fault of the Issuer on the one hand and of each such Stockholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Issuer and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 4.8 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.8, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Stockholder shall be required to contribute any amount in excess of the amount by which the net proceeds realized on the sale of the Registrable Stock of such Stockholder exceeds the amount of any damages which such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Stockholder's obligation to contribute pursuant to this
Section 4.8 is several in the proportion that the proceeds of the offering received by such Stockholder bears to the total proceeds of the offering received by all such Stockholders and not joint.

     4.9 Participation in Public Offering. No Person may participate in any Underwritten Public Offering hereunder unless such Person (a) agrees to sell such Person's stock on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

                                    ARTICLE 5
                        CERTAIN COVENANTS AND AGREEMENTS

     5.1 Confidentiality. (a) Each Stockholder hereby agrees that Confidential Information (as defined below) furnished and to be furnished to it was and will be made available in connection with such Stockholder's investment in the Issuer. Each Stockholder agrees that it will not use the Confidential Information in any way to the competitive disadvantage of the Issuer. Each Stockholder further acknowledges and agrees that it will not disclose any Confidential Information to any Person; provided that Confidential Information may be disclosed (i) to such Stockholder's Representatives (as defined below) in the normal course of the performance of their duties, (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Stockholder is subject), (iii) to any Person to whom such Stockholder is contemplating a transfer of its Stock (provided that such transfer would not be in violation of the provisions of this Agreement and as long as such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement in form and substance satisfactory to the Issuer and consistent with the provisions hereof) or (iv) if the prior written consent of the Board shall have been obtained. Nothing contained herein shall prevent the use of Confidential Information in connection with the assertion or defense of any claim by or against the Issuer or any Stockholder.

     (b) "CONFIDENTIAL INFORMATION" means any information concerning the Issuer, its financial condition, business, operations or prospects in the possession of or to be furnished to any Stockholder in its capacity as a shareholder of the Issuer or by virtue of its present or former right to designate a director of the Issuer; provided, that the term "Confidential Information" does not include information which (i) becomes generally available to the public other than as a result of a disclosure by a Stockholder or its partners, directors, officers, employees, agents, counsel, investment advisers or representatives (all such persons being collectively referred to as "REPRESENTATIVES") in violation of the Asset Purchase Agreement, (ii) is or was available to such Stockholder on a nonconfidential basis prior to its disclosure to such Stockholder or its Representatives by the Issuer or (iii) was or becomes available to such Stockholder on a non-confidential basis from a source other than the Issuer, provided that such source is or was (at the time of receipt of the relevant information) not, to the best of such Stockholder's knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Issuer or another Person.

     5.2 New Stockholders. The Issuer agrees (and each Stockholder acknowledges) that as a condition precedent to the issuance of any Equity Stock (including options issued or reserved for issuance to Management and employees of the Issuer) the Issuer will require the holder of such Equity Stock to agree in writing to be bound by the terms of this Agreement. The terms of this Section
5.2 shall not apply to the issuance of Equity Stock in an Underwritten Public Offering.

                                    ARTICLE 6
                                  MISCELLANEOUS

     6.1 Entire Agreement. The Transaction Documents constitute the entire agreement between the parties with respect to the subject matter of the Transaction Documents and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement and the other Transaction Documents.

     6.2 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     6.3 Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Issuer or any Stockholder, except in connection with a transfer of Stock pursuant to the terms hereof; provided that any Person acquiring Stock who is required by the terms of this Agreement to become a party hereto shall execute and deliver to the Issuer an agreement to be bound by this Agreement and shall thenceforth be a "Stockholder." Any Stockholder who ceases to beneficially own any Stock shall cease to be bound by the terms hereof (other than Sections 4.6, 4.7, 4.8 and 5.1).

     6.4 Amendment; Waiver; Termination. (a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Issuer with the approval of the Board and Stockholders holding or having the right to acquire at least 85% of the Fully Diluted Common Stock held by parties to this Agreement.

     (b) In addition, any amendment, modification or termination of any provision of this Agreement that would adversely affect a DLJ Entity may be effected only with the consent of such DLJ Entity.

     (c) In addition, any amendment, modification or termination of any provision of this Agreement that would adversely affect Management may be effected only with the consent of Management, respectively.

     6.5 Exclusive Financial Advisor and Investment Banking Advisor. During the period from and including the date hereof through and including the fifth anniversary hereof, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), or any Affiliate of DLJSC that the DLJ Entities may choose in their sole discretion, shall, at the option of the DLJ Affiliates, be engaged as the exclusive financial advisor and investment banker for the Issuer for an annual retainer fee which shall be on commercially reasonable terms to be agreed between the Issuer and DLJSC.

     6.6 Notices. All notices and other communications given or made pursuant hereto or pursuant to any other agreement among the parties, unless otherwise specified, shall be in writing and shall be deemed to have been duly given or made if sent by fax (with confirmation in writing), delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the fax number or address set forth below or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made upon receipt:

     if to the DLJ Entities, to:

          DLJ Merchant Banking Partners, L.P.
          DLJ International Partners, C.V.
          DLJ Offshore Partners, C.V.
          DLJ Merchant Banking Funding, Inc.
          277 Park Avenue
          New York, New York 10172
          Attention: Thomas J. Barry
          Fax: (212) 892-7272

     and to:

          DLJ Capital Corporation
          Sprout Growth II, L.P.
          Sprout Capital VII, L.P.
          Sprout CEO Fund L.P.
          3000 Sand Hill Road
          Suite 270
          Menlo Park, California 94025
          Attention: Keith B. Geeslin
          Fax: (415) 854-8779

     with a copy to:

          Latham & Watkins
          885 Third Avenue
          New York, New York  10022
          Attention: R. Ronald Hopkinson
          Fax: (212) 751-4864

     if to Management or the Issuer, to:

          CommVault Systems, Inc.
          2 Industrial Way, Building D
          Eatontown, New Jersey 07724
          Attention: Scotty R. Neal
          Fax: (908) 935-8070

Any Person who becomes a Stockholder shall provide its address and fax number to the Issuer, which shall promptly provide such information to each other Stockholder.

     6.7 Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

     6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     6.9 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law rules of such state.

     6.10 Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

     6.11 Consent to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.6 shall be deemed effective service of process on such party.

               [Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of, the day and year first above written.

                                        DLJ MERCHANT BANKING PARTNERS, L.P.

                                        BY DLJ Merchant Banking, Inc.
                                           Managing General Partner


                                        By: /s/ Illegible
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                              Attorney-In-Fact


                                        DLJ INTERNATIONAL PARTNERS, C.V.

                                        BY DLJ Merchant Banking, Inc.
                                           Advisory General Partner


                                        By: /s/ Illegible
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                              Attorney-In-Fact


                                        DLJ OFFSHORE PARTNERS, C.V.

                                        BY DLJ Merchant Banking, Inc.
                                           Advisory General Partner


                                        By: /s/ Illegible
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                              Attorney-In-Fact


                                        DLJ MERCHANT BANKING FUNDING, INC.


                                        By: /s/ Illegible
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                              Attorney-In-Fact

                                        COMMVAULT SYSTEMS, INC.


                                        By: /s/ Scotty R. Neal
                                            ------------------------------------
                                        Name: Scotty R. Neal
                                        Title: President


                                        /s/ Scotty R. Neal
                                        ----------------------------------------
                                        SCOTTY R. NEAL


                                        /s/ David H. Ireland
                                        ----------------------------------------
                                        DAVID H. IRELAND


                                        /s/ Robert Freiburghouse
                                        ----------------------------------------
                                        ROBERT FREIBURGHOUSE

                                        DLJ CAPITAL CORPORATION


                                        By: /s/ Arthur S. Zuckerman
                                            ------------------------------------
                                            Arthur S. Zuckerman
                                            Attorney-In-Fact


                                        SPROUT GROWTH II, L.P.

                                        By: DLJ Capital Corporation,
                                            Managing General Partner


                                        By: /s/ Arthur S. Zuckerman
                                            ------------------------------------
                                            Arthur S. Zuckerman
                                            Attorney-In-Fact


                                        SPROUT CAPITAL VII, L.P.

                                        By: DLJ Capital Corporation,
                                            Managing General Partner


                                        By: /s/ Arthur S. Zuckerman
                                            ------------------------------------
                                            Arthur S. Zuckerman
                                            Attorney-In-Fact


                                        SPROUT CEO FUND L.P.

                                        By: DLJ Capital Corporation,
                                            Managing General Partner


                                        By: /s/ Arthur S. Zuckerman
                                            ------------------------------------
                                            Arthur S. Zuckerman
                                            Attorney-In-Fact